Exhibit No. 24
ARMSTRONG WORLD INDUSTRIES, INC.
CERTIFICATION REGARDING
POWER OF ATTORNEY
I, Jeffrey D. Nickel, Senior Vice President, Secretary and General Counsel of Armstrong World Industries, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that at a meeting of the Board of Directors of said corporation duly held on the 25th day of February, 2011, at which a quorum was present and acting throughout, the following resolution was adopted and is now in full force and effect.
RESOLVED that the execution of the Company’s 2010 Annual Report on Form 10-K on behalf of the Company and by members of the Board of Directors through respective powers of attorney granting Matthew J. Espe, Thomas B. Mangas, Jeffrey D. Nickel and Mary J. Huwaldt the power to sign on their behalf is authorized.
IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 28th day of February, 2011.

/s/ Jeffrey D. Nickel
Jeffrey D. Nickel
Senior Vice President, Secretary and General Counsel

Exhibit No. 24
ARMSTRONG WORLD INDUSTRIES, INC.
POWER OF ATTORNEY
RE: 2010 ANNUAL REPORT ON FORM 10-K
I, Matthew J. Espe, as a Director of Armstrong World Industries, Inc., do hereby constitute and appoint, JEFFREY D. NICKEL or, in the case of his absence or inability to act as such, THOMAS B. MANGAS or MARY J. HUWALDT, my agent, to sign in my name and on my behalf the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.

/s/ Matthew J. Espe
Matthew J. Espe
Dated: February 28, 2011
Each of the undersigned hereby constitutes and appoints, MATTHEW J. ESPE or, in the case of his absence or inability to act as such, JEFFREY D. NICKEL or, in the case of his absence or inability to act as such, THOMAS B. MANGAS or MARY J. HUWALDT, as attorney-in-fact, for her or for him, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if each signed personally.
Pursuant to the Securities and Exchange Act of 1934, as amended, this Report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Stan A. Askren	Director	February 28, 2011
David Bonderman	Director	February 28, 2011
Kevin R. Burns	Director	February 28, 2011
Matthew J. Espe	Director	February 28, 2011
James J. Gaffney	Director	February 28, 2011
Tao Huang	Director	February 28, 2011
Michael F. Johnston	Director	February 28, 2011
Larry S. McWilliams	Director	February 28, 2011
James J. O’Connor	Director	February 28, 2011
John J. Roberts	Director	February 28, 2011
Richard E. Wenz	Director	February 28, 2011